Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


          We consent to the incorporation by reference in the following documents of our report dated January 21, 2000, with respect to the consolidated financial statements of State Financial Services Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1999:

     o Registration Statement (Form S-8 No. 333-69563) pertaining to the State Financial Services Corporation 401 (k) Savings Plan.

     o Registration Statement (Form S-8 No. 333-69565) pertaining to the State Financial Services Corporation 1998 Stock Incentive Plan.




                                        /s/ Ernst & Young, LLP

Chicago, Illinois
March 29, 2000